Exhibit 99.1

Odysight.ai Announces Appointment of Einav Brenner as Chief Financial Officer

OMER, Israel, May 6, 2024 – Odysight.ai Inc. (OTCQB: ODYS), a leading provider of visual based predictive maintenance (PdM) and condition-based monitoring (CBM) solutions, announced the appointment of Ms. Einav Brenner as the Company’s new Chief Financial Officer.

Ms. Brenner is a seasoned financial executive with more than 15 years of experience in multinational high-tech and pharmaceutical industries.

Prior to joining Odysight.ai, Ms. Brenner served as the VP Finance of Solato Ltd, a fast-growing food tech company. In her role, Ms. Brenner supported the establishment of global company activities, including strategic decision making and significant commercial agreements, building financial and operational teams and infrastructure, and handling fund raising and investor relations. Ms. Brenner also served as an Executive Director of Finance at RedHill Biopharma Ltd., where she facilitated fund raising activities, managed complex transactions and legal aspects, and was responsible for Securities and Exchange Commission filings and financial reporting. Prior to this, Ms. Brenner served in various financial positions at Vizrt Inc., Viola Ventures and PricewaterhouseCoopers.

Ms. Brenner is a CPA (Israel), holds a Bachelor of Accounting, Economics and Business Administration, and an MBA in Financial Management, both from Tel Aviv University.

“I am honored and excited to be appointed as Odysight.ai’s CFO and to join the team of professionals leading the Company through its continued rapid growth. I have full confidence that the Company’s unique and innovative video sensor and AI based condition based maintenance(CBM) and predictive maintenance(PM) solutions will set the standard for the aerospace, transportation and energy industries.”

Yehu Ofer, Odysight.ai’s CEO, said: “We welcome Einav to Odysight.ai’s industry leading team, exactly at the right time, coinciding with the Company’s ongoing upward trajectory in commercializing its products. We are confident that Einav’s excellent professional and personal capabilities will push Odysight.ai forward. We would like to express our deepest appreciation to Ms. Tanya Yosef, who in her position as VP of Finance will continue to contribute her outstanding knowledge and abilities to the Odysight.ai team”.

About Odysight.ai

Odysight.ai is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight.ai’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight.ai’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring. For more information, please visit: https://www.odysight.ai or follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the impact of the hiring of Einav Brenner on the Company’s business and the Company’s positive trajectory in commercializing its products. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward- looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus), (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction and (xiv) political, economic and military instability in Israel, including the impact on our operations of the October 7, 2023 attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 26, 2024 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654